UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Portola Pharmaceuticals, Inc. (the “Company”) approved for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission): (i) cash incentive bonuses for the 2017 fiscal year payable in connection with the Company’s and each named executive officer’s performance during 2017, (ii) 2018 base salaries (effective retroactively to January 1, 2018), and (iii) certain grants of stock options, time-vested restricted stock unit awards and performance-vested restricted stock unit awards, as set forth in the tables below.

NAME	BONUS FOR 2017 PERFORMANCE		2018 BASE SALARY	2018 TARGET BONUS PERCENTAGE
Bill Lis	$462,000		$592,350	70%
John Curnutte	$270,608	(1)	$461,166	45%
Mardi Dier	$275,000	(2)	$460,000	45%
Tao Fu	$222,381		$426,231	45%

Notes:

(1)	Includes $30,000 discretionary bonus.
(2)	Includes a $44,300 discretionary bonus.

NAME	NUMBER OF OPTION SHARES(1)	NUMBER OF RSUS(2)	NUMBER OF PRSUS(3)
Bill Lis	100,000	25,000	25,000
John Curnutte	35,000	8,750	8,750
Mardi Dier	42,500	10,625	10,625
Tao Fu	35,000	8,750	8,750

Notes:

(1)	1/48th of the shares initially subject to the option shall vest on each monthly anniversary following January 1, 2018.
(2)	1/3rd of the shares subject to the grant shall vest on each one-year anniversary following March 1, 2018.
(3)	The performance vesting criteria for the PRSUs will be established at a subsequent meeting of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: February 6, 2018	By:	/s/ Mardi C. Dier

Mardi C. Dier
Executive Vice President and Chief Financial Officer